Exhibit 5.2

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

April 24, 2013

Gazit-Globe Ltd.

1 Hashalom Road

Tel-Aviv 67892

Israel

Re:	Gazit-Globe Ltd.
Shelf Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as special United States counsel to Gazit-Globe Ltd., a corporation incorporated under the laws of Israel (the “Company”) and Gazit Group Financial LLC, a Delaware limited liability company and wholly-owned indirect subsidiary of the Company (the “Finance Subsidiary” and, together with the Company, the “Opinion Parties”), in connection with the preparation of the Registration Statement on Form F-3 (the “Registration Statement”), to be filed on the date hereof by the Opinion Parties with the Securities and Exchange Commission (the “Commission”). The Registration Statement relates to, among other things, the issuance and sale from time to time (a) by the Company, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the “Act”), of the following securities of the Company: (i) ordinary shares, NIS 1.00 par value (the “Ordinary Shares”); (ii) preferred shares (the “Preferred Shares”), which may be issued in one or more series; (iii) (A) senior debt securities of the Company (the “Company Senior Debt Securities”), which may be issued in one or more series under an Indenture (the “Company Senior Debt Indenture”) proposed to be entered into between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), a form of which is filed as an exhibit to the Registration Statement, and (B) subordinated debt securities of the Company (together with the Company Senior Debt Securities, the “Company Debt Securities”), which may be issued in one or more series under an Indenture (together with the Company Senior Debt Indenture, the “Company Indentures”) proposed to be entered into between the Company and the Trustee, a form of which is filed as an exhibit to the Registration Statement; (iv) warrants representing the right to receive, upon exercise, Ordinary Shares, Preferred Shares, Company Debt Securities or other securities (collectively, the “Warrants”), which may be issued pursuant to one or more warrant agreements, proposed to be entered into with one or more warrant agents to be named therein; (v) subscription rights (the “Subscription Rights”) to purchase Ordinary Shares, Preferred Shares, Company Debt Securities or other securities, which may be issued under one or more subscription rights certificates and/or pursuant to one or more subscription rights agreements proposed to be entered into between the Company and a subscription agent or agents to be named therein; (vi) units (the “Units”) consisting of one or more Ordinary Shares, Preferred Shares, Company Debt Securities, Warrants, Subscription Rights or any combination of such securities, which may be issued under one or more agreements proposed to be entered into by the Company and an agent or agents to be named therein; and (vii) such indeterminate number of Ordinary Shares or Preferred Shares or amount of Company Debt Securities, as may be issued upon conversion, exchange, settlement or exercise of any Preferred Shares, Debt Securities, Warrants, Subscription Rights or Units, including such Ordinary Shares or Preferred Shares as may be issued pursuant to anti-dilution adjustments, in amounts, at prices and on terms to be determined at the time of the offering (collectively, “Indeterminate Securities”), and (b) by the Finance Subsidiary, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act of (i) senior debt securities of the Finance Subsidiary (the “Finance Subsidiary Senior Debt Securities”), guaranteed by the Company (the “Senior Guarantees”), which may be issued in one or more series under an Indenture (the “Finance Subsidiary Senior Debt Indenture”) proposed to be entered into between the Finance Subsidiary, as issuer, the Company, as guarantor, and the Trustee, a form of which is filed as an exhibit to the Registration Statement, and (ii) subordinated debt securities of the Finance Subsidiary (the “Finance Subsidiary Subordinated Debt Securities” and, together with the Finance Subsidiary Senior Debt Securities, the “Finance Subsidiary Debt Securities” and, together with the Company Debt Securities, the “Debt Securities”), guaranteed by the Company (together with the Senior Guarantees, the “Guarantees”), which may be issued in one or more series under an Indenture (together with the Finance Subsidiary Senior Debt Indenture, the “Finance Subsidiary Indentures” and, together with the Company Indentures, each an “Indenture” and collectively the “Indentures”) proposed to be entered into between the Finance Subsidiary, as issuer, the Company, as guarantor, and the Trustee, a form of which is filed as an exhibit to the Registration Statement. The Ordinary Shares, the Preferred Shares, the Company Debt Securities, the Warrants, the Subscription Rights, the Units, the Indeterminate Securities, the Finance Subsidiary Debt Securities and the Guarantees are collectively referred to herein as the “Offered Securities.”

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the Registration Statement;

(ii)	the certificate of formation of the Finance Subsidiary, as certified by the Secretary of State of the State of Delaware (the “Certificate of Formation”);

(iii)	the amended and restated limited liability company agreement of the Finance Subsidiary, as certified by the Secretary of the Finance Subsidiary (the “LLC Agreement”);

(iv)	a copy of certain resolutions of the board of managers of the Finance Subsidiary relating to the Registration Statement and related matters; and

(v)	each form of Indenture.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Opinion Parties and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Opinion Parties and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, including the Company but excluding the Finance Subsidiary, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and, except as to (i) the Company with respect to the Company Debt Securities and the Guarantees and (ii) the Finance Subsidiary with respect to the Finance Subsidiary Debt Securities, as to which we express our opinions herein, the validity and binding effect on such parties. We have also assumed that (i) the Company has been duly organized and is validly existing in good standing, and has the requisite legal status and legal capacity, under the laws of the State of Israel (being its jurisdiction of incorporation) and that the Opinion Parties will comply with the laws of all relevant jurisdictions (including the laws of the State of Israel) in connection with the transactions contemplated by, and the performance of the Company’s obligations under, each Indenture, any supplemental indenture and the Registration Statement, other than the laws of the United States of America and the State of New York and the Delaware Limited Liability Company Act (the “DLLCA”) insofar as we express our opinions herein, (ii) the choice of New York law to govern each Indenture and any supplemental indenture is a valid and legal provision, and (iii) each Indenture and any supplemental indenture will be duly authorized, executed and delivered by the Trustee thereunder and any Debt Securities that may be issued will be duly authenticated in accordance with the Indenture and any supplemental indenture. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Opinion Parties and others.

Our opinions set forth below are limited to the laws of the State of New York that are normally applicable to transactions of the type contemplated by the Registration Statement, the DLLCA and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non opined law on the opinions herein stated. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations under the Act, as in effect on the date hereof.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

(a) with respect to any series of Company Debt Securities (the “Offered Company Debt Securities”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act and the applicable Company Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”); (ii) an appropriate prospectus supplement with respect to the Offered Company Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Company Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Company Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Company Debt Securities and related matters; (v) the terms of the Offered Company Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Company Indenture and any supplemental indenture so as not to violate any applicable law, the Company’s Articles of Association, as amended, or the Company’s Memorandum of Association, as amended, or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Offered Company Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable Company Indenture and any supplemental indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Company Debt Securities (including any Company Debt Securities duly issued upon conversion, exchange or exercise of any Preferred Shares, Company Debt Securities, Warrants or Units), when issued and sold in accordance with the applicable Company Indenture, any supplemental indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) the waivers of any usury defense contained in the applicable Indenture or Offered Company Debt Securities which may be unenforceable, (e) requirements that a claim with respect to any Offered Company Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies; and

(b) with respect to any series of Finance Subsidiary Debt Securities (the “Offered Finance Subsidiary Debt Securities”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act and the applicable Finance Subsidiary Indenture has been qualified under the Trust Indenture Act; (ii) an appropriate prospectus supplement with respect to the Offered Finance Subsidiary Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Finance Subsidiary Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Finance Subsidiary Debt Securities has been duly authorized, executed and delivered by the Finance Subsidiary, the Company and the other parties thereto; (iv) the Board of Directors, Board of Managers, Managers or Members, including any appropriate committee appointed thereby, and appropriate officers of the Finance Subsidiary and the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Finance Subsidiary Debt Securities and related matters; (v) the terms of the Offered Finance Subsidiary Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Finance Subsidiary Indenture and any supplemental indenture so as not to violate any applicable law, the Finance Subsidiary’s Certificate of Formation, as amended, or the Finance Subsidiary’s LLC Agreement, as amended, or the Company’s Articles of Association, as amended, or the Company’s Memorandum of Association, as amended, or result in a default under or breach of any agreement or instrument binding upon an Opinion Party and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over an Opinion Party; and (vi) the Offered Finance Subsidiary Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable Finance Subsidiary Indenture and any supplemental indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Finance Subsidiary Debt Securities, when issued and sold in accordance with the applicable Finance Subsidiary Indenture, any supplemental indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Finance Subsidiary, enforceable against the Finance Subsidiary in accordance with their respective terms, and the Company’s Guarantee under the applicable Finance Subsidiary Indenture with respect to such Offered Finance Subsidiary Debt Securities will be a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except in each case to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) the waivers of any usury defense contained in the applicable Indenture or Offered Finance Subsidiary Debt Securities which may be unenforceable, (e) requirements that a claim with respect to any Offered Finance Subsidiary Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

In rendering the opinions set forth above, we have assumed that the execution and delivery by each Opinion Party of the applicable Indenture and the performance by each Opinion Party of its obligations thereunder will not violate, conflict with or constitute a default under any agreement or instrument to which an Opinion Party or its properties is subject.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP